THE LEHIGH GROUP INC.

           Computation of Primary and Fully Diluted Earning Per Share

                         FOR THE YEAR ENDED DECEMBER 31,

                                                   Nine Months
                                                  ENDED 9/30/96           1995                   1994                  1993
                                                  -------------           ----                   ----                  ----
Primary Earnings per
Share:

Loss from continuing
  operations before
  extraordinary item                               (0.05)                 (0.05)                 (0.04)                (0.03)


Income (loss) before
  extraordinary item                                0.02                  (0.03)                  0.45                  0.21


Net Income (loss)                                  (0.03)                 (0.03)                  0.45                  0.43


Fully Diluted
Earnings per Share:

Loss from continuing
  operations before
  extraordinary item                               (0.05)                 (0.05)                 (0.04)                (0.03)


Income (loss) before
  extraordinary item                                0.02                  (0.03)                  0.45                  0.21


Net Income (loss)                                  (0.03)                 (0.03)                  0.45                  0.43


Weighted average
  number of shares
  outstanding                                  10,339,250             10,339,250              8,601,750             8,825,000


Assumed issuances
  under exercise of
  stock options                                     --(2)                  --(2)              1,567,396                 --(1)


                                               10,339,250             10,339,250             10,169,000             8,825,000
                                            =============          =============          =============          ============

(1)      There were no options outstanding in 1993.

(2) The options outstanding in 1995 and 1996 were anti-dilutive and therefore not included.